UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):      June 1, 2005



                            DNB Financial Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


          Pennsylvania                 0-16667                 23-2222567
      ---------------------         -------------            --------------
  (State or other jurisdiction       (Commission            (I.R.S. Employer
        of incorporation)            File Number)          Identification No.)



    4 Brandywine Avenue, Downingtown, Pennsylvania               19335
           ---------------------------------                  -----------
       (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (610) 269-1040


                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 - Entry Into a Material Definitive Agreement
------------------------------------------------------

On June 1, 2005, DNB First, National Association (the "Bank"), the wholly owned subsidiary of the Registrant, entered into an Agreement of Sale (the "Sale Agreement") to sell the Bank's operations center and an adjunct administrative office, consisting of approximately 0.9 acres of ground next to the Bank's main office property in Brandywine Avenue, in Downingtown, Pennsylvania, to Papermill Brandywine Company, LLC, a Pennsylvania limited liability company ("Buyer") or its nominee. The Buyer is affiliated with Carroll Contractors, Inc. and Carrollton Development Group, Inc. (collectively, "Carrollton") and is not affiliated with the Registrant, the Bank or any of their directors or officers. The sale is for a cash price of $1,700,000, but the parties' obligation to complete settlement is conditioned upon the Bank's provision and the Buyer's acceptance of acquisition and development mortgage financing for the "Papermill Project" referred to below on proposed terms described in the Sale Agreement and further described below (the "Loan"), although the Bank has not yet issued a commitment for the Loan. Pursuant to the Sale Agreement, the Buyer will lease the Property back to the Bank at settlement for an initial term ending December 1, 2010, on a "triple net" basis for an initial annual basic lease rental of $175,842 ($14,653.50 per month) (the "Lease"). In addition, the Sale Agreement provides that the Bank, the Buyer or other owner of the Property, and Papermill Brandywine Company, LLC, a Pennsylvania limited liability company affiliated with the Buyer and Carrollton that is developing an adjoining property formerly occupied by a paper mill (the "Papermill Property") will, at settlement, enter into a Parking Easement Agreement, further described below (the "Easement Agreement") that provides for an integrated development of the Property, the Papermill Property and the Bank's main office property, allocates parking among the owners and tenants of the three properties and provides for other easements relating to the development. Terms and conditions of the Sale Agreement, the Loan, the Lease and the Easement Agreement are further described below in Item
7.01 of this Form 8-K and are incorporated herein as if set forth in full.


Item 7.01 - Regulation FD Disclosure
------------------------------------

On June 1, 2005, DNB First, National Association (the "Bank"), the wholly owned subsidiary of the Registrant, entered into an Agreement of Sale (the "Sale Agreement") to sell the Bank's operations center and an adjunct administrative office, consisting of approximately 0.9 acres of ground next to the Bank's main office property in Brandywine Avenue, in Downingtown, Pennsylvania (the "Property"), to Papermill Brandywine Company, LLC, a Pennsylvania limited liability company ("Buyer") or its nominee. The sale is for a cash price of $1,700,000, but the parties' obligation to complete settlement is conditioned upon the Bank's provision and the Buyer's acceptance of acquisition and development mortgage financing for the "Papermill Project" referred to below on terms described in the Sale Agreement and further described below (the "Loan"). Pursuant to the Sale Agreement, the Buyer will lease the Property back to the Bank at settlement for an initial term ending December 1, 2010, on a "triple net" basis for an initial annual basic lease rental of $175,842 ($14,653.50 per month), on the further terms described below (the "Lease"). In addition, the Sale Agreement provides that the Bank, the Buyer or other owner of the Property, and Papermill Brandywine Company, LLC, a Pennsylvania limited liability company affiliated with the Buyer and Carrollton that is developing an adjoining property (the "Papermill Property") formerly occupied by a paper mill ("Papermill") will, at settlement, enter into a Parking Easement Agreement, further described below (the "Easement Agreement") that provides for an integrated development of the Property, the Papermill Property and the Bank's main office property, allocates parking among the owners and tenants of the three properties and provides for other easements relating to the development.


Pursuant to the Sale Agreement, settlement is to occur on the earlier of December 1, 2005 or 15 days following the receipt of final, unappealable development approvals for the Papermill Project. The Buyer is making a cash deposit of $170,000 with the Bank. In the event settlement does not occur, either through the Bank's fault or through no fault of either party, the deposit is returnable to the Buyer. In the event of settlement or if settlement does not occur because of the Buyer's fault, the deposit is payable to the Bank. The Buyer's obligation to complete settlement is conditioned upon issuance of final and unappealable development approval from Downingtown Borough for a proposed development of the Papermill Property


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for mixed retail and residential  uses (the "Papermill  Project").  The Easement
Agreement is required in order to satisfy a parking requirement imposed by the Borough as a condition to development approvals.


The Bank has not yet issued a commitment for the Loan. Pursuant to a term sheet issued by the Bank, the Loan would be in an amount of up to the lesser of $3,900,000.00 or 75% of the appraised value of the combination of the Property and the Papermill Property. Advances for construction and development costs would be made as work progresses. The Loan would be secured by a first mortgage on the Property and Papermill Property and related improvements, an assignment of present and future leases for the properties, and other collateral related to the properties or their use. The Loan interest rate would float at a margin over the prime rate and for a term of 12 months with an option on the borrower's part to extend the Loan maturity up to 6 months.


The Lease gives the Bank successive options to renew its term for three additional terms of five years each at a basic rent to be established at a fair market rental taking into account all of the terms and conditions of this Lease, and an option to terminate the Lease at any time on 120 days' prior notice. The Bank is obligated under the Lease to pay real estate taxes, insurance and utilities and must provide its own janitorial and maintenance services. The Bank may make improvements with the consent of the lessor. The Bank is generally obligated to maintain and repair the roof and utility systems, but the lessor is obligated to make structural repairs and replacements and any roof replacements. The Lease covers additional contingencies such as property casualty and condemnation and gives the Bank and the lessor certain rights of termination upon certain casualties or condemnation events. The Bank has limited rights of assignment and subletting. Upon a default by the Bank under the Lease, the lessor has, among other remedies, a right to terminate the Lease, a right to re-enter, and a right to accelerate and sue for liquidated damages related to the value of the Lease's basic rent for a limited period.


The Easement Agreement has a term of 99 years and provides for shared parking on the Property, the Bank's main office property and the Papermill Property (collectively, the "Parking Areas"). The Bank has exclusive rights to use spaces on its main office property, as well as a limited number of additional spaces on the Papermill Property during designated hours. During the Lease term the Bank also will have exclusive rights to use spaces on the Property it is selling, as well as a limited number of additional spaces on the Papermill Property, during designated hours. The owner of the Papermill Property will have rights to use parking spaces on the Property and the Bank's main office property at other times. The Easement Agreement also provides for access rights for the Bank through the Property and Papermill Property and establishes the Bank's rights to continue using emergency generators that presently serve the Bank. Papermill will be responsible for maintaining, repairing, replacing, lighting and removing snow and ice from the Parking Areas in a commercially reasonable manner.


Item 8.01. Other Events.
------------------------

On June 1, 2005, DNB Financial Corporation announced today that it is entering into a sale-leaseback transaction for its operations building and adjoining real estate at 104-106 Brandywine Avenue. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits.
---------------------------------------------

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits. The following exhibits are furnished herewith:


99.1     Press Release, dated June 1, 2005, of DNB Financial Corp.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DNB Financial Corporation

June 1, 2005                By: /s/ Bruce E. Moroney
                                ----------------------------
                            Name: Bruce E. Moroney
                            Title: Chief Financial Officer